United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$40,350
Unrealized Gain (Loss) on Market Value of Futures	(414,590)
Dividend Income	112
Interest Income	279
Total Income (Loss)	$(373,849)

Expenses
General Partner Management Fees	$7,007
Brokerage Commissions	1,194
NYMEX License Fee	175
Non-interested Directors' Fees and Expenses	113
Prepaid Insurance Expense	37
Other Expenses	17,732
Total Expenses	26,258
Expense Waiver	(15,979)
Net Expenses	$10,279
Net Income (Loss)	$(384,128)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/12	$13,646,714
Net Income (Loss)	(384,128)

Net Asset Value End of Month	$13,262,586
Net Asset Value Per Unit (350,000 Units)	$37.89

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612